UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): May 20, 2011

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2011, the Board of Directors (the “Board”) of Lime Energy Co. (the “Company”) elected John O’Rourke to serve as the Company’s President and Chief Executive Officer.  At the same meeting, the Board also created the position of Executive Chairman and elected David Asplund, formerly the Company’s Chief Executive Officer, to that office.  The Board also elected Richard Kiphart, an independent director, as Lead Director.  That same day, Daniel Parke agreed to resigned as the Company’s President but will become an independent advisor to the Company and remain on the Board.  The Company and Mr. Parke are in the process of negotiating a separation agreement.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

99.1                        Press release of Lime Energy Co. dated May 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: May 26, 2011	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer